Report of Independent Registered Public
Accounting Firm

To the Shareholders and the Board of Trustees of WisdomTree Trust
In planning and performing our audits of the financial statements of WisdomTree Trust (the
"Trust") (comprising, WisdomTree U.S. Dividend ex-Financials Fund (formerly, "WisdomTree
Dividend ex-Financials Fund"), WisdomTree U.S.
Earnings 500 Fund (formerly, "WisdomTree
Earnings 500 Fund"), WisdomTree U.S. High
Dividend Fund (formerly, "WisdomTree High
Dividend Fund"), WisdomTree U.S. LargeCap
Dividend Fund  (formerly, "WisdomTree
LargeCap Dividend Fund"), WisdomTree U.S.
MidCap Dividend Fund  (formerly, "WisdomTree
MidCap Dividend Fund"), WisdomTree U.S.
MidCap Earnings Fund (formerly, "WisdomTree
MidCap Earnings Fund"), WisdomTree U.S.
Multifactor Fund, WisdomTree U.S. Quality
Dividend Growth Fund, WisdomTree U.S. Quality
Shareholder Yield Fund (formerly, "WisdomTree
LargeCap Value Fund"), WisdomTree U.S.
SmallCap Dividend Fund (formerly,
"WisdomTree SmallCap Dividend Fund"),
WisdomTree U.S. SmallCap Earnings Fund
(formerly, "WisdomTree SmallCap Earnings
Fund"), WisdomTree U.S. SmallCap Quality
Dividend Growth Fund, WisdomTree U.S. Total
Dividend Fund (formerly, "WisdomTree Total
Dividend Fund"), WisdomTree U.S. Total
Earnings Fund (formerly, "WisdomTree Total
Earnings Fund"), WisdomTree Asia Pacific ex-
Japan Fund, WisdomTree China ex-State-Owned
Enterprises Fund, WisdomTree Emerging Markets
Consumer Growth Fund, WisdomTree Emerging
Markets ex-State-Owned Enterprises Fund,
WisdomTree Emerging Markets High Dividend
Fund, WisdomTree Emerging Markets Quality
Dividend Growth Fund, WisdomTree Emerging
Markets SmallCap Dividend Fund, WisdomTree
Global ex-U.S. Quality Dividend Growth Fund,
WisdomTree Global ex-U.S. Real Estate Fund,
WisdomTree Global High Dividend Fund,
WisdomTree India Earnings Fund (consolidated),
WisdomTree Middle East Dividend Fund,
WisdomTree Australia Dividend Fund,
WisdomTree Europe Hedged Equity Fund,
WisdomTree Europe Hedged SmallCap Equity
Fund, WisdomTree Europe Quality Dividend
Growth Fund, WisdomTree Europe SmallCap
Dividend Fund, WisdomTree Germany Hedged
Equity Fund, WisdomTree International Dividend ex-Financials Fund, WisdomTree International
Equity Fund, WisdomTree International Hedged
Quality Dividend Growth Fund, WisdomTree
International High Dividend Fund, WisdomTree
International LargeCap Dividend Fund,
WisdomTree International MidCap Dividend
Fund, WisdomTree International Quality
Dividend Growth Fund, WisdomTree
International SmallCap Dividend Fund,
WisdomTree Japan Hedged Equity Fund,
WisdomTree Japan Hedged Financials Fund,
WisdomTree Japan Hedged Quality Dividend
Growth Fund, WisdomTree Japan Hedged
SmallCap Equity Fund, and WisdomTree Japan
SmallCap Dividend Fund) as of and for the periods ended March 31, 2018, in accordance with the standards of the Public Company Accounting
Oversight Board (United States), we considered the Trust's internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Trust's internal control over financial reporting. Accordingly, we express no such opinion.
The management of the Trust is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company's annual or interim financial statements will not be prevented or detected on a timely basis.
Our consideration of the Trust's internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company
Accounting Oversight Board (United States).
However, we noted no deficiencies in the Trust's internal control over financial reporting and its operation, including controls over safeguarding securities, that we consider to be a material weakness as defined above as of March 31, 2018.
This report is intended solely for the information and use of management and the Board of Trustees of WisdomTree Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

/s/ Ernst & Young LLP


New York, NY
May 24, 2018